Petrolia Energy Corporation 8-K

Exhibit 10.2

Petrolia Energy Completes Acquisition of Bow Energy

HOUSTON, TX--(Marketwired – February 28, 2018) Further to Petrolia Energy Corporation’s (OTCQB: BBLS) ("Petrolia" or the "Company") press release dated December 5, 2017, the Company is pleased to announce that it has completed the acquisition of Bow Energy Ltd. ("Bow") (TSX VENTURE: ONG), a Canadian based oil and natural gas company, pursuant to which Petrolia has acquired all of the issued and outstanding common shares in the capital of Bow (each a "Bow Share"). The Plan of Arrangement was approved by an overwhelming majority of more than 99% of the votes cast by the Bow’s shareholders at the special meeting of shareholders held on February 21, 2018. Final approval of the Plan of Arrangement was granted by the Court of Queen's Bench of Alberta on February 23, 2018, and the acquisition closed on February 27, 2018.

Under the terms of the Arrangement, Bow shareholders are deemed to have received 1.15 Petrolia common stock shares for each Bow Share. It is expected that the Bow Shares will be delisted from the facilities of the TSX Venture Exchange after the close of business on March 2, 2018. Bow’s common shares are currently listed and posted for trading on the TSX Venture Exchange.

The acquired assets of Bow consist of over 948,000 net acres onshore North Sumatra, Indonesia which consists of interests in five production-sharing contracts (PSCs) and one Joint Study Agreement (JSA) with the Indonesian government. The assets are surrounded by major discoveries by Repsol, ConocoPhillips and Chevron and existing transportation infrastructure.

To date, a preliminary Unrisked Prospective Resources estimate has been conducted on only one of the six newly acquired assets (South Block A), which represents 43,273 acres (only ~5% of the Net Acreage of the newly acquired Indonesian properties). The preliminary engineering resource estimate was conducted by McDaniel & Associates Consultants LT and states that there are 91.8 Millions of Barrels of Oil Equivalent, the final version of the report is expected to be completed in Q1 2018. Unrisked Prospective Resources are estimated potentially recoverable volumes associated with a development plan that targets as yet undiscovered volumes and are not SEC Reserves.

Upon completion of the acquisition, James E. Burns, the President of Petrolia commented, “While we remain focused on developing our onshore domestic portfolio here in the United States, the Indonesian assets are truly special. Being able to find an acreage package of this size and quality was just too good to pass up. We are looking forward to continuing our discussions with local financial and operating partners in the region to strategize on how best to commercialize these assets over the long-term.”

More information about Petrolia is available at www.petroliaenergy.com.

ABOUT PETROLIA ENERGY CORPORATION

Petrolia Energy Corporation is a US-based, oil & gas exploration, production and service company with operations in the United States and Indonesia. The Company focuses on redeveloping existing oil fields in well-established oil rich regions in the US such as the Permian, employing industry-leading technologies to create added value. In Indonesia, the Company is situated in the prolific Indonesian Sumatra basin, focused on discovering, appraising, developing and producing its interests in 5 Production Sharing Contracts (PSCs) and 1 Joint Study Agreement (JSA).

More information about Petrolia is available at www.petroliaenergy.com.

Forward-looking Statements

Certain information in this press release constitutes forward-looking statements within the meaning of applicable securities laws, including, but not limited to, statements regarding well production, use of proceeds, future drilling, operating expenses, and additional funding. Any statement that does not contain a historical fact may be deemed to be a forward-looking statement. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," the negative of such terms, or other comparable terminology, although not all forward-looking statements contain such identifying words.

Forward-looking statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the Company's control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Such assumptions, risks, and uncertainties include, among others, those associated with exploration activities, oil and gas production, marketing and transportation, costs of operations, loss of markets, volatility of oil and gas prices, reserve and future production estimates, environmental risks, competition, inability to access sufficient capital from internal and external sources, general economic conditions, litigation, and changes in regulation and legislation. Readers are cautioned that the foregoing list is not exhaustive.

Additional information on these and other factors that could affect Petrolia's operations or financial results is available by contacting Petrolia and is included in the risk factors and other sections of Petrolia’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The forward-looking statements contained in this press release are made as of the date of this press release, and Petrolia does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by applicable law. The Company's SEC filings are available at http://www.sec.gov.

Petrolia Energy Corporation (OTCQB: BBLS) trades on the OTCQB Venture Market for early stage and developing U.S. and international companies. Companies are current in their reporting and undergo an annual verification and management certification process. Investors can find Real-Time quotes and market information for the company on www.otcmarkets.com.

CONTACT INFORMATION

For more Information contact:

Investor Relations Contact:
IR@PetroliaEnergy.com
www.PetroliaEnergy.com